Exhibit 10.2

7900  69th Avenue ~ Greenfield, Minnesota   55373 ~ Phone:  (763) 477-4774 ~ Fax:  (763) 477-5174

PROJECT:	Little Sioux Corn Processors	CHANGE ORDER NO:	1-1
4808 “F” Ave.
	Marcus, IA. 50126	DATE:	July 17, 2006

		PROJECT NO:	03-06 IA
ATTN:	Steve Roe
		ORIGINAL COMPLETION DATE;	September 1, 2007

CONTRACT FOR:

The contract is changed as follows:

#	COST	DESCRIPTION
1	$936,000.00	DDG Storage Building Expansion, 125’ x 100’ by 39’ eave.
		Per our proposal #06038-1 dated 7/17/2006

	$936,000.00	TOTAL

Original Contract Sum	$5,673,025.00
Net change by previously authorized Change Order(s)	$17,200.00
Contract Sum prior to this Change Order	$5,690,225.00
Contract Sum will be increased by this Change Order in the amount of	$936,000.00
New Contract Sum including this Change Order	$6,626,225.00
Contract Time to be increased by (working days)	0
Revised date of Substantial Completion	September 1, 2007

Accepted By:
	McC Inc.	Little Sioux Corn Processors
	CONTRACTOR	OWNER

/s/ Stephen G. Roe
	By: Rick Holthaus, Project Manager	By: Steve Roe

7/21/06
	Date: 7/17/2006	Date: